Exhibit 99.1

Collegium Completes Acquisition of AZSTARYS® from Corium Therapeutics

– Adds Highly Complementary and Differentiated Medicine with Significant Growth Potential to Collegium’s Existing ADHD Portfolio –

– Extends Collegium’s Long-Term Revenue Outlook; AZSTARYS has Expected Patent Protection Through 2037 –

– Collegium Raises 2026 Financial Guidance to Reflect Expected Immediate Accretion from Acquisition –

– 2026 Total Product Revenues, Net Expected in the Range of $865 to $895 Million and Adjusted EBITDA in the Range of $475 to $500 Million –

STOUGHTON, Mass., May 12, 2026 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL), today announced that it has completed the acquisition of AZSTARYS (serdexmethylphenidate and dexmethylphenidate), a central nervous system (CNS) stimulant prescription medicine used for the treatment of Attention Deficit Hyperactivity Disorder (ADHD) in people 6 years of age and older. Collegium also raised its 2026 financial guidance to include the anticipated impact of the AZSTARYS acquisition.

“We are pleased to complete the acquisition of AZSTARYS, a highly strategic addition to our portfolio that strengthens our position in ADHD and further reinforces our long-standing commitment to improving patient care and delivering shareholder value,” said Vikram Karnani, President and Chief Executive Officer. “AZSTARYS is a complementary and differentiated therapy that expands the treatment options we can offer patients and prescribers, and we look forward to rapidly integrating it into our existing commercial infrastructure. This transaction aligns with our disciplined capital deployment approach, and we expect it to be immediately accretive, enabling us to raise our 2026 financial guidance.”

Strategic Rationale

•	Strategically aligns with Collegium’s mission of building a leading, diversified biopharmaceutical company committed to improving the lives of people living with serious medical conditions by expanding its position in ADHD and further diversifying its commercial portfolio beyond responsible pain management.
•	Leverages Collegium’s established ADHD commercial infrastructure and expertise to accelerate AZSTARYS’ growth trajectory and drive operational efficiencies, further strengthening Collegium’s financial position. Annual run rate synergies expected to be in excess of $50 million within twelve months.
•	Strengthens Collegium’s position in ADHD. AZSTARYS generated more than 760,000 prescriptions in 2025 and adds a complementary medicine to Collegium’s ADHD portfolio. AZSTARYS is expected to generate $60 to $70 million of net revenue during the remainder of 2026.
•	Expected to extend the longevity of Collegium’s revenue base as AZSTARYS is supported by six Orange Book-listed patents, most of which do not expire until December 2037.
•	Further strengthens Collegium’s financial position by increasing revenues, supporting margin expansion, and enhancing future cash flow generation.

For additional background on the acquisition, please read the announcement press release here and view Collegium’s investor presentation here.

Additional Transaction Details

Under the terms of the agreement, Collegium acquired the AZSTARYS business from Corium Therapeutics for approximately $650 million in cash (subject to customary adjustments for net working capital, indebtedness, cash, and transaction expenses), which was funded by approximately $350 million of Collegium’s existing cash on hand and $300 million from a delayed draw term loan which is part of the syndicated credit facility announced by Collegium in December 2025. Collegium may also pay Corium Therapeutics up to $135 million in additional consideration if AZSTARYS achieves certain future commercial and manufacturing milestones.

Financial Guidance for 2026

Collegium raises its full-year 2026 financial guidance for Product Revenues, Net, and Adjusted EBITDA, which now includes the anticipated impact of the acquisition of AZSTARYS.

	Prior	Updated

Product Revenues, Net	$805 to $825 million	$865 to $895 million

JORNAY PM Revenue, Net	$190 to $200 million	Unchanged

AZSTARYS Revenue, Net	N/A	$60 to $70 million

Adjusted EBITDA	$455 to $475 million	$475 to $500 million

Leadership Updates

The Company also announced two leadership updates.

Scott Dreyer will depart from his role as Chief Commercial Officer effective at the end of August 2026 and will remain with the Company through that time to support a smooth transition.

In addition, Thomas Smith, M.D., will depart from his role as Chief Medical Officer following a transition period during which the Company will conduct a search for his successor.

“I want to thank Scott and Tom for their leadership and meaningful contributions to Collegium,” said Vikram Karnani. “Scott has played an important role in building and scaling our commercial organization, and Tom has helped shape our medical and scientific foundation. We are grateful for their commitment and impact.”

About Collegium Pharmaceutical, Inc.

Collegium Pharmaceutical is a dynamic, biopharmaceutical company delivering medicines with formulation and delivery innovation for people living with complex central nervous system and pain conditions. Collegium has spent more than a decade proving that responsible stewardship and bold, science-backed approaches can redefine what treatment looks like in categories too often shaped by complexity and misconceptions.

With a portfolio of differentiated ADHD medications, anchored by JORNAY PM® (methylphenidate HCl) and AZSTARYS® (serdexmethylphenidate and dexmethylphenidate), and an established leadership position in responsible pain management, Collegium leads with the scientific rigor and commercial expertise to deliver treatment options around how people live their lives. For more information, please visit collegiumpharma.com or find us on LinkedIn.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting. In addition, certain non-GAAP financial measures, primarily adjusted EBITDA, are used to measure performance when determining components of annual compensation for substantially all non-sales force employees, including senior management.

In this press release we discuss the following financial measures that are not calculated in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as:

•	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
•	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
•	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
•	we exclude impairment expenses from adjusted EBITDA and, although these are non-cash expenses, the asset(s) being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
•	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;
•	we exclude litigation settlements and contingencies that are subject to recovery from adjusted EBITDA, as well as any applicable income items, credit adjustments, or recoveries due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;
•	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, legal defense expenses for specific acquired claims that relate to acts that occurred prior to our acquisition, and miscellaneous other acquisition related expenses incurred;
•	we exclude recognition of the step-up basis in inventory from acquisitions (i.e., the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business;
•	we exclude changes in the fair value of contingent consideration, which are non-cash, acquisition-related items that are not part of our underlying business;
•	we exclude losses on extinguishments of debt as these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis;
•	we exclude executive transition expenses from adjusted EBITDA as the amount and/or frequency of these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis; and
•	we exclude other expenses, from time to time, that are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis.

The Company has not provided a reconciliation of its full-year 2026 guidance for adjusted EBITDA to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition related expenses, amortization of acquired intangible assets, and changes in fair value of contingent consideration. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period. A reconciliation of adjusted EBITDA would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, projected financial performance, including expected revenue and adjusted EBITDA; statements related to the anticipated benefits of the acquisition of AZSTARYS, including its impact on Collegium’s ADHD portfolio and commercial strategy; statements related to current and future market opportunities for our products and our assumptions related thereto and other statements that are not historic facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: our ability to realize the anticipated benefits of the AZSTARYS acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the acquisition on the market price of our common stock and/or operating results; significant transaction costs or the acquisition of unknown liabilities; potential litigation related to the acquisition; future opportunities and plans for AZSTARYS, including uncertainty of the expected financial performance of AZSTARYS; future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to maintain regulatory approval of our products, and any related restrictions, limitations, and/or warnings in the label of our products; the size of the markets for our products, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenues, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

About AZSTARYS®

AZSTARYS is a central nervous system (CNS) stimulant indicated for the treatment of Attention Deficit Hyperactivity Disorder (ADHD) in patients aged 6 years and older. The use of AZSTARYS is not recommended in pediatric patients younger than 6 years of age because they had higher plasma exposure and a higher incidence of adverse reactions (e.g., weight loss) than patients 6 years and older at the same dosage.

IMPORTANT SAFETY INFORMATION

BOXED WARNING: ABUSE, MISUSE, AND ADDICTION

See full prescribing information for complete boxed warning.

AZSTARYS has a high potential for abuse, misuse, which can lead to the development of a substance use disorder, including addiction. Misuse and abuse of CNS stimulants, including AZSTARYS, can result in overdose and death.

– Before prescribing, assess each patient’s risk for abuse, misuse, and addiction.

– Educate patients and families about risks, proper storage, and proper disposal of any unused drug.

– Frequently monitor for signs and symptoms of abuse, misuse, and addiction throughout treatment.

CONTRAINDICATIONS

•	Known hypersensitivity to serdexmethylphenidate, methylphenidate, or product components.
•	Concurrent treatment with a monoamine oxidase inhibitor (MAOI), or use of an MAOI within the preceding 14 days.

WARNINGS AND PRECAUTIONS

•	Risks to patients with serious cardiac disease: Avoid use in patients with known structural cardiac abnormalities, cardiomyopathy, serious cardiac arrhythmias, coronary artery disease, or other serious cardiac disease.
•	Increased blood pressure and heart rate: Monitor blood pressure and pulse.
•	Psychiatric adverse reactions: Prior to initiating AZSTARYS, screen patients for risk factors for developing a manic episode. If new psychotic or manic symptoms occur, consider discontinuing AZSTARYS
•	Priapism: If abnormally sustained or frequent and painful erections occur, patients should seek immediate medical attention.
•	Peripheral vasculopathy, including Raynaud's Phenomenon: Careful observation for digital changes is necessary during AZSTARYS treatment with ADHD stimulants. Further clinical evaluation (e.g., rheumatology referral) may be appropriate for patients who develop signs or symptoms of peripheral vasculopathy (5.6)
•	Long-term suppression of growth in pediatric patients: Monitor height and weight at appropriate intervals in pediatric patients.
•	Acute angle closure glaucoma: AZSTARYS-treated patients considered at risk for acute angle closure glaucoma (e.g., patients with significant hyperopia) should be evaluated by an ophthalmologist.
•	Increased intraocular pressure (IOP) and glaucoma: Prescribe AZSTARYS to patients with open-angle glaucoma or abnormally increased IOP only if the benefit of treatment is considered to outweigh the risk. Closely monitor patients with a history of increased IOP or open angle glaucoma.
•	Motor and verbal tics, and worsening of Tourette’s syndrome: Before initiating AZSTARYS, assess the family history and clinically evaluate patients for tics or Tourette’s syndrome. Regularly monitor patients for the emergence or worsening of tics or Tourette’s syndrome.
•	Discontinue treatment if clinically appropriate.

ADVERSE REACTIONS

•	The most common adverse reactions (≥5% and twice the rate of placebo) include decreased appetite, decreased weight, nausea, abdominal pain, dyspepsia, vomiting, insomnia, anxiety, affect lability, irritability, dizziness, increased blood pressure, and tachycardia.

DRUG INTERACTIONS

•	Antihypertensive Drugs: Monitor blood pressure. Adjust dosage of antihypertensive drug as needed

Please visit https://www.corium.com/products/AZSTARYS/AZSTARYS_PI_ENGLISH_US.pdf for additional important safety information and the Full Prescribing Information, including Boxed Warning, for AZSTARYS.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.

Investor Contacts:
Ian Karp

Head of Investor Relations

ir@collegiumpharma.com

Danielle Jesse
Director, Investor Relations
ir@collegiumpharma.com

Media Contact:

Jessica Cotrone

Senior Vice President, Communications & Corporate Affairs

communications@collegiumpharma.com